UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

June 21, 2005
(Date of earliest event reported)

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Harsco Corporation
(Exact name of registrant as specified in its charter)

DE	1-3970	23-1483991
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

350 Poplar Church Road, Camp Hill, PA	17011
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code    717-763-7064

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As part of its continuing review of Corporate Governance matters, on June 21, 2005, the Board of Directors of the Company approved the replacement of the current Change in Control Severance Agreements for certain executive officers of the Company. The primary change to the agreement was to reduce the principal portion of the payout under the agreement from 2.99 times the individual’s average W-2 including bonus payments wages for the past five years, to three times the executive’s annual base salary only. The revised agreement also provides for other changes to the existing form of agreement, mainly to update and clarify certain provisions and to address requirements of new Section 409A of the Internal Revenue Code. The agreement attached as Exhibit 10.1 is a replacement of the current form of agreement that is in place for Messrs. Hathaway, Butler and Fazzolari. A new agreement attached as Exhibit 10.2 applies to certain Vice Presidents of the Company including Messrs. Kimmel and Schnoor, who previously were not covered by such an agreement. This agreement is substantially similar to the agreement in Exhibit 10.1 except that the payout under the agreement is one times the executive’s annual salary.

Item 9.01	Financial Statements and Exhibits

Exhibit 10.1 -	Form of Change in Control Severance Agreement (Chairman, President and CEO and Senior Vice Presidents)

Exhibit 10.2 -	Form of Change in Control Severance Agreement (Certain Harsco Vice Presidents)

Exhibit Index

Exhibit 10.1 -	Form of Change in Control Severance Agreement (Chairman, President and CEO and Senior Vice Presidents)

Exhibit 10.2 -	Form of Change in Control Severance Agreement (Certain Harsco Vice Presidents)

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARSCO CORPORATION
(Registrant)

Date: June 22, 2005	By:	/s/ Salvatore D. Fazzolari
Salvatore D. Fazzolari
Senior Vice President, Chief Financial Officer
and Treasurer

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